UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1044 Northern Blvd., Suite 305
Roslyn, New York, 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	SINO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Registrant is filing this Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Form 10-Q”), originally due on May 15, 2020, in reliance on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”) granting conditional relief to certain public companies due to circumstances related to COVID-19. The Registrant will be relying on the 45-day extension period provided by the Order to delay filing of its Form 10-Q.

As a result of the outbreak and spread of COVID-19, and government and business continuity measures adopted in response to the pandemic, the Registrant closed its offices in China and had limited business operations from the Chinese New Year holiday until March 2020. The Registrant’s operations were further disrupted by the closing of its U.S. offices implemented starting in late March 2020. In addition, COVID-19 has caused severe disruptions in transportation, limited access to the facilities and limited support from workforce employed in the Registrant’s operations. As a result, COVID-19 has caused significant disruptions in the Registrant’s operations and has hampered the ability of the Registrant to complete its financial statements in time to be filed by the original due date of May 15, 2020.  The Registrant intends to file its Form 10-Q by no later than June 29, 2020, 45 days after the original due date.

The COVID-19 outbreak adversely affected the Registrant’s operations and financial results during the third quarter of fiscal 2020. While the impact of COVID-19 outbreak on the Registrant’s performance for the year remains to be seen, the Registrant expects it to have a material effect on its operations and financial results for fiscal 2020.

Additional risk factor disclosure related to COVID-19

The COVID-19 outbreak had a material impact on our operations in the third fiscal quarter of 2020 and could materially adversely affect our financial condition and results of operations for the fiscal year ending June 30, 2020.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, including the recent outbreak of respiratory illness caused by a novel coronavirus first identified in Wuhan, Hubei Province, China. In December 2019, COVID-19 emerged in China, in which a significant portion of our business operations and management is located. As a result of the outbreak and spread of COVID-19, and government and business continuity measures adopted in response to the pandemic, we closed our offices in China and had limited business operations from the Chinese New Year holiday until March 2020. Our operations were further disrupted by the closing of our U.S. offices implemented starting in late March 2020. The COVID-19 outbreak had a material adverse impact on our business and operations during the third quarter of fiscal 2020. Additionally, COVID-19 has caused severe disruptions in transportation and in the operations of our customers, suppliers, and logistics service providers, and as a result, we may experience a slower than expected recovery in our services to our customers. Although we have taken all possible measures to overcome the adverse impact derived from the COVID-19 outbreak and resumed part of our normal business activities in March 2020, we expect a lower amount of revenue and profit in the fourth quarter of fiscal 2020 than the same period of the prior year. The extent to which COVID-19 may impact our results for the 2020 fiscal year will depend on a number of factors, including a possible second outbreak, emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements regarding the timing of operational development, or government mandates related to the Company’s business and operations to address the COVID-19 response. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report are discussed in the Company’s filings with the SEC, including the section titled “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

Date: May 14, 2020	By:	/s/ Lei Cao
Lei Cao Chief Executive Officer (Principal Executive Officer)

Date: May 14, 2020	By:	/s/ Tuo Pan
Tuo Pan Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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